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                                                                  EXHIBIT 23(e)





                                            June 1, 1994




Board of Directors
BNF BANCORP, INC.
255 Grant Street, S.E.
Decatur, Alabama  35602

Gentlemen:

         We hereby consent to the use of our firm's name, RP Financial, Inc. ("RP Financial") and references to the fairness opinion, provided by RP Financial, in the Form S-4 Registration Statement and any amendments thereto and the Proxy Statement/Prospectus filed by Union Planters Corporation, in connection with the merger of BNF BANCORP, INC. with Union Planters Corporation.

                                   Sincerely,


                                   /s/ Ronald S. Riggins
                                   Ronald S. Riggins
                                   President and Managing Consultant